P.O. Box 407193 # Fort Lauderdale, Florida 33340 (954) 581-9993 office # (954) 316-9201 fax

____________ (Date)

Dear :

Granted To:

Grant Date:

Quantity Granted:

Option Price:	$___ per share

Expiration:

Vest Schedule:	__% per year

Type (ISO or NQ):

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the 21st Century Holding Company 1998 Stock Option Plan (the "Plan"). I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature	Date

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